UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

OXFORD IMMUNOTEC GLOBAL PLC

(Exact name of registrant as specified in its charter)

England and Wales	Not applicable
(State of Incorporation)	(I.R.S. Employer Identification No.)

94C Innovation Drive Milton Park, Abingdon United Kingdom	OX14 4RZ
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, £0.006705 nominal value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-191737

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

Oxford Immunotec Global PLC (the “Registrant”) hereby incorporates by reference the description of its ordinary shares, £0.006705 nominal value per share, to be registered hereunder, contained under the heading “Description of share capital” in the Registrant’s Registration Statement on Form S-1 (File No. 333-191737) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Act that constitutes part of the Registration Statement shall also be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 14, 2013	OXFORD IMMUNOTEC GLOBAL PLC

	By:	/s/ Patricia Randall
	Name:	Patricia Randall
	Title:	General Counsel

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